                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

STATE OR
COUNTRY         OFFICIAL NAME
--------        -------------
Germany         Agile Software GmbH
Japan           Agile Software KK
Taiwan          Agile Software Limited
United Kingdom  Agile Software Limited
Delaware        Agile Software International Corporation
Delaware        Digital Market, Inc.